EXHIBIT 10.57
Award No. [___________]
Form of
RESTRICTED STOCK AGREEMENT
          THIS RESTRICTED STOCK AGREEMENT is made effective as of [___] (the “Grant Date”), by and between Emdeon Corporation, a Delaware corporation (the “Company”), and [___] (the “Holder”):
          WHEREAS, the Compensation Committee of the Company’s Board of Directors or its designee has determined that it would be to the advantage and in the best interest of the Company and its stockholders to enter into this Restricted Stock Agreement (the “Agreement”) pursuant to the Company’s 2000 Long-Term Incentive Plan, (the “Plan”; all capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Plan) to assign certain shares of Common Stock of the Company subject to certain restrictions thereon (hereinafter referred to as the “Restricted Stock”) to the Holder in consideration of services to be rendered and as an incentive for the Holder’s best performance of future services to Company and its Subsidiaries, subject to the restrictions set forth herein.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
AWARD OF RESTRICTED STOCK
     Section 1.1 Award of Restricted Stock.
          In consideration of Holder’s services and for other good and valuable consideration which the Committee has determined, the Company hereby awards and assigns to the Holder, on the Grant Date, «RSShares» shares of Restricted Stock. The Restricted Stock is awarded under and subject to the terms and conditions of the Plan.
     Section 1.2 Not a Contract of Employment.
          Nothing in this Agreement shall confer upon the Holder any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way any otherwise existing rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Holder at any time for any reason whatsoever, with or without Cause.
     Section 1.3 Covenants.
          As further consideration for the grant of Restricted Stock pursuant to this Agreement, the Holder acknowledges and agrees to the covenants set forth on Annex A attached hereto. The covenants on Annex A do not supercede or replace any other confidentiality, non-

Award No. [___________]
competition or non-solicitation agreement entered into between the Holder and the Company (or a Subsidiary thereof) to the extent that such confidentiality, non-competition and/or solicitation agreement is more protective of the business of the Company and/or its subsidiaries.
ARTICLE II.
RESTRICTIONS
     Section 2.1 Definition.
          “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.1, the exposure to forfeiture set forth in Section 2.2 and the vesting set forth in Section 2.3.
     Section 2.2 Forfeiture.
          Any share of Restricted Stock that is not vested pursuant to Section 2.3 upon the termination of employment of the Holder, for any reason other than as a result of death or Disability, shall thereupon be forfeited to the Company without payment. In the event of the termination of the Holder’s employment as a result of the death or Disability of the Holder, all Restrictions shall lapse as of the date of termination.
     Section 2.3 Vesting and Lapse of Restrictions.
          Subject to Sections 2.2, 2.4 and 2.6, each share of Restricted Stock shall not be transferable until such share becomes vested pursuant to the following:
          (i) the first installment shall consist of thirty three and one-third percent (33-1/3%) of the shares of Restricted Stock and the Restrictions on such shares shall lapse on the first (1st) anniversary of the Grant Date;
          (ii) the second installment shall consist of thirty three and one-third percent (33-1/3%) of the shares of Restricted Stock and the Restrictions on such shares shall lapse on the second (2nd) anniversary of the Grant Date; and
          (iii) the third installment shall consist of thirty three and one-third percent (33-1/3%) of the shares of Restricted Stock and the Restrictions on such shares shall lapse on the third (3rd) anniversary of the Grant Date.
provided, however, that if a vesting date shall fall on a date which is during a black-out period with respect to the Common Stock to which Holder is subject, such vesting date shall be delayed until the first day after the expiration of such black-out period.
     Section 2.4 Legend.
          Certificates representing shares of Restricted Stock assigned pursuant to this Agreement shall, until all Restrictions lapse or shall have been removed and new certificates are assigned pursuant to Section 2.5, be held by the Company and bear the following legend:

Award No. [___________]
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN EMDEON CORPORATION (THE “COMPANY”) AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”
     Section 2.5 Assignment of Certificates for Vested Shares.
          Upon the vesting of the shares of Restricted Stock as provided in Section 2.3 and subject to Section 3.3, the Company shall cause new certificates to be assigned with respect to such vested shares and delivered to the Holder or his legal representative, free from any Restrictions and free from the legend provided for in Section 2.4; provided, that such shares shall remain subject to applicable securities laws and the Company’s employee trading policy. Such vested shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement and shall be shares of Common Stock of the Company free of all Restrictions (other than any applicable securities law restrictions or any restrictions imposed by the Company’s employee trading policy).
     Section 2.6 Restrictions On New Shares.
          In the event that the Holder receives any new or additional or different shares or securities by reason of any transaction or event described in Section 15.1 of the Plan, such new or additional or different shares or securities which are attributable to the Holder in his capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides, for the removal or lapse of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities.
ARTICLE III.
MISCELLANEOUS
     Section 3.1 Restricted Stock Not Transferable.
          No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

Award No. [___________]
     Section 3.2 Conditions to Delivery of Stock Certificates.
          The Company shall not be required to deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:
          (a) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and
          (b) The payment by the Holder of all amounts required to be withheld, under federal, state and local (or applicable foreign) tax laws, with respect to the issuance and/or the lapse or removal of any of the Restrictions which may be paid either by the Holder or by the Company withholding that number of shares of Common Stock with a Fair Market Value equal to the minimum tax withholding obligation in accordance with procedures established by the Company; and
          (c) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.
          In addition, the Company may, at its sole election, cancel the Common Stock underlying the Restricted Stock in the event the Holder fails to satisfy the applicable tax withholdings within 45 days of the vesting date.
     Section 3.3 Physical Custody.
          The Secretary of the Company or such other representative as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed; provided, however, that in no event shall the Holder retain physical custody of any certificates representing unvested Restricted Stock assigned to Holder.
     Section 3.4 Notices.
          Any notice required by this Agreement will be deemed provided and delivered to the intended recipient when (i) delivered in person by hand or, in accordance with applicable law, via the Company’s e-mail or intranet site; or (ii) three days after being sent via U.S. certified mail, return receipt requested; or (iii) the day after being sent via overnight courier, in each case provided such notice is properly addressed to the following address and enclosed in a properly sealed envelope or wrapper, and with all postage and similar fees having been paid in advance.

If to the Company:	Emdeon Corporation
669 River Drive
Elmwood Park, NJ 07407

And if to the Holder:	To the address specified in the Company’s payroll records.

Award No. [___________]
          By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Holder shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of representative’s status and address by written notice under this Section 3.4.
     Section 3.5 Rights as Stockholder.
          Except as otherwise provided herein, upon delivery of the shares of Restricted Stock to the representative pursuant to Section 3.3, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Restricted Stock shall be subject to the Restrictions.
     Section 3.6 Withholding Tax.
          The Holder agrees that, in the event of the issuance of the Restricted Stock or the expiration of Restrictions thereon results in the Holder’s realization of income which for federal, state or local income tax purposes is, in the opinion for the Company, subject to withholding of tax at source by the Company, the Holder will pay to the Company an amount equal to such withholding tax prior to the Company’s delivery of the Certificate or the Company shall withhold that number of Shares of Common Stock with a Fair Market Value equal to the minimum tax withholding obligation.
     Section 3.7 Titles.
          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     Section 3.8 Conformity to Securities Laws.
          The Holder acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the Securities Act and the Exchange Act and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be assigned, only in such a manner as to conform to such laws, rules and regulations including, without limitation, Rule 16b-3. To the extent permitted by applicable law, this Agreement and the Restricted Stock assigned hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     Section 3.9 Amendment.
          This Agreement may be amended without the consent of the Holder provided that such amendment would not impair any rights of the Holder under this Agreement. No

Award No. [     ]
amendment of this Agreement shall, without the consent of the Holder, impair any rights of the Holder under this Agreement.
     Section 3.10 Governing Law.
          The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     Section 3.11 Section 83(b) Election.
          If, within 30 days of the Grant Date, a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to all or any portion of the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.
     Section 3.12 Set-off
          If at any time you are indebted to the Company or any Subsidiary, the Company may in its discretion withhold shares of Common Stock issuable to you following the lapse of Restrictions having a Fair Market Value up to the amount of such indebtedness.
          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

EMDEON CORPORATION,
a Delaware corporation

By:

Its:

HOLDER:

«FirstName» «LastName»

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
          The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for 200___the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:
          1. The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME:

SPOUSE’S NAME:

TAXPAYER’S SOCIAL SECURITY NO.:

SPOUSE’S SOCIAL SECURITY NO.:

TAXABLE YEAR:

ADDRESS:

          2. The property which is the subject of this election is                     shares of common stock of Emdeon Corporation.
          3. The property was transferred to the undersigned on [___].
          4. The property is subject to the following restrictions: The shares of common stock are subject to forfeiture if unvested as of the date of termination of employment and are nontransferable until vested.
          5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $[_________] per share x ___shares = $___.
          6. The undersigned paid $0.00 per share x ___shares for the property transferred or a total of $0.00.
          The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.
          The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned understands that this election will also be effective as an election under Utah law.

Dated:

Taxpayer
The undersigned spouse of taxpayer joins in this election.

Dated:

Spouse of Taxpayer

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(ANNEX A TO EMDEON CORPORATION’S
RESTRICTED STOCK AGREEMENT)
TRADE SECRET AND PROPRIETARY INFORMATION COVENANTS
     1. Confidentiality.
          (a) Trade Secret and Proprietary Information. I understand and acknowledge that, during the course of my employment with the Company and as a result of my having executed this Restricted Stock Agreement, I will be granted access to valuable information relating to the Company’s business that provides the Company with a competitive advantage (or that could be used to the Company’s disadvantage by a Competitive Business (as defined herein), which is not generally known by, nor easily learned or determined by, persons outside the Company (collectively “Trade Secret and Proprietary Information”). The term Trade Secret and Proprietary Information shall include, but shall not be limited to: (a) specifications, manuals, software in various stages of development; (b) customer and prospect lists, and details of agreements and communications with customers and prospects; (c) sales plans and projections, product pricing information, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans of the Company; (d) sales proposals, demonstrations systems, sales material; (e) research and development; (f) computer programs; (g) sources of supply; (h) identity of specialized consultants and contractors and Trade Secret and Proprietary Information developed by them for the Company; (i) purchasing, operating and other cost data; (j) special customer needs, cost and pricing data; and (k) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, formula books, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company as Trade Secret and Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Trade Secret and Proprietary Information shall not include such information that I can demonstrate (i) is generally available to the public (other than as a result of a disclosure by me), (ii) was disclosed to me by a third party under no obligation to keep such information confidential or (iii) was known by me prior to, and not as a result of, my employment or anticipated employment with the Company or its Subsidiaries.
          (b) Duty of Confidentiality. I agree at all times, both during and after my employment with the Company, to hold all of the Company’s Trade Secret and Proprietary Information in a fiduciary capacity for the benefit of the Company and to safeguard all such Trade Secret and Proprietary Information. I also agree that I will not directly or indirectly disclose or use any such Trade Secret and Proprietary Information to any third person or entity outside the Company, except as may be necessary in the good faith performance of my duties for the Company. I further agree that, in addition to enforcing this restriction, the Company may have other rights and remedies under the common law or applicable statutory laws relating to the protection of trade secrets. Notwithstanding anything in this Agreement to the contrary, I understand that I may disclose the Company’s Trade Secret and Proprietary Information to the extent required by applicable laws or governmental regulations or judicial or regulatory process, provided that I give the Company prompt notice of any and all such requests for disclosure so that it has ample opportunity to take all necessary or desired action, to avoid disclosure.
          (c) Company Property. I acknowledge that: (i) all Trade Secret and Proprietary Information of the Company, (ii) computers, and computer-related hardware and software, cell phones, beepers and any other equipment provided to me by the Company, and (iii) all documents I create or receive in connection with my employment with the Company, belong to the Company, and not to me personally (collectively, “Company Property”). Such documents include, without limitation and by way of non-exhaustive example only: papers, files, memoranda, notes, correspondence, lists, e-mails, reports, records, data, research, proposals, specifications, models, flow charts, schematics, tapes, printouts, designs, graphics, drawings, photographs, abstracts, summaries, charts, graphs, notebooks, investor lists, customer/client lists, and all other compilations of information, regardless of how such information may be recorded and whether in printed form or on a computer or magnetic disk or in any other medium. I agree to return all Company Property (including all copies) to the Company immediately upon any termination of my employment, and further agree that, during and after my employment with the Company, I will not, under any circumstances, without the Company’s specific written authorization in each instance, directly or indirectly disclose Company Property or any information contained in Company Property to anyone outside the Company, or otherwise use Company Property for any purpose other than the advancement of the Company’s interests.
          (d) Unfair Competition. I acknowledge that the Company has a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of the Company’s Trade Secret and Proprietary Information and Company Property.
          (e) Investors, Other Third-Parties, and Goodwill. I acknowledge that all Third-Parties I service or propose to service while employed by the Company are doing business with the Company and not me personally, and that, in the course of dealing with such Third-Parties, the Company establishes goodwill with respect to each such Third-Party that is created and maintained at the Company’s expense (“Third-Party Goodwill”). I also acknowledge that, by virtue of my employment with the Company, I have gained or will gain knowledge of the business needs of, and other information concerning, Third-Parties, and that I would inevitably have to draw on such information were I to solicit or service any of the Third-Parties on my own behalf or on behalf of a Competitive Business (as defined herein).
     (f) Intellectual Property and Inventions. I acknowledge that all developments, including, without limitation, the creation of new products, conferences, training/seminars, publications, programs, methods of organizing information, inventions, discoveries, concepts, ideas, improvements, patents, trademarks, trade names, copyrights, trade secrets, designs, works, reports, computer software, flow charts, diagrams, procedures, data, documentation, and writings and applications thereof relating to the past, present, or future business of the Company that I, alone or jointly with others, may have discovered, conceived, created, made, developed, reduced to practice, or acquired during my employment with the Company (collectively, “Developments”) are works made for hire and shall remain the sole and exclusive property of the Company, and I hereby assign to the Company all of my rights, titles, and interest in and to all such Developments, if any. I agree to disclose to the Company promptly and fully all future Developments and, at any time upon request and at the expense of the Company, to execute, acknowledge, and deliver to the Company all instruments that the Company shall prepare, to give evidence, and to take any and all other actions that are necessary or desirable in the reasonable opinion of the Company to enable the Company to file and prosecute applications for, and to acquire, maintain, and enforce, all letters patent, trademark registrations, or copyrights covering the Developments in all countries in which the same are deemed necessary by the Company. All data, memoranda, notes, lists, drawings, records, files, investor and client/customer lists, supplier lists, and other documentation (and all copies thereof) made or compiled by me or made available to me concerning the Developments or otherwise concerning the past, present, or planned business of the Company are the property of the Company, and will be delivered to the Company immediately upon the termination of my employment with the Company.
     2. Covenant Not to Compete with the Company.
          (a) I acknowledge that the business of the Company is national in scope, that its products and services are marketed throughout the entire United States, that the Company competes in nearly all of its business activities with other individuals or entities that are, or could be, located in nearly any part of the United States and that the nature of my services, position, and expertise are such that I am capable of competing with the Company from nearly any location in the United States.
          (b) Accordingly, in order to protect the Company’s Trade Secret and Proprietary Information and Third-Party Goodwill, I acknowledge and agree that during the term of my employment with the Company and for a period of one year after the date my employment with the Company is terminated for any reason (the “Restricted Period”), I will not, without the Company’s express written permission, directly or indirectly (including through the Internet), own, control, manage, operate, participate in, be employed by, or act for or on behalf of, any “Competitive Business” (as defined herein) located anywhere within the geographic boundaries of the United States.
          For purposes of this Agreement “Competitive Business” shall mean: (i) any enterprise engaged in establishing electronic linkages between individual healthcare providers, patients, and payors (including, without limitation, insurance companies, HMO’s, pharmacy benefits management companies, and/or self-insured employer

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groups) for the purpose of facilitating or conducting financial, administrative and clinical communication and/or transactions; (ii) any enterprise engaged in developing, marketing or providing healthcare information and/or management systems (including, without limitation, electronic medical and/or dental records software; physician practice management, dental practice management and/or other healthcare practice management software systems; and other financial, administrative and/or clinical systems for use in the healthcare industry) and/or services related thereto (including, without limitation, software support and maintenance services, hardware support and maintenance services, and training services); (iii) any enterprise engaged in developing, selling or providing a consumer or physician Internet healthcare portal or interactive online personal health management products; and (iv) any enterprise engaged in any other type of business in which the Company is also engaged, or plans to be engaged, so long as I am directly involved in such business or planned business on behalf of the Company.
3. Non-Solicitation of Employees, Customers. In order to protect the Company’s Trade Secret and Proprietary Information and Third-Party Goodwill, during the Restricted Period, I will not, without the Company’s express written permission, directly or indirectly:
     (a) solicit, induce, hire, engage, or attempt to hire or engage any employee or independent contractor of the Company, or in any other way interfere with the Company’s employment or contractual relations with any of its employees or independent contractors, nor will I solicit, induce, hire, engage or attempt to hire or engage any individual who was an employee of the Company at any time during the one (1) year period immediately prior to the termination of my employment with the Company;
     (b) contact, call upon or solicit, on behalf of a Competitive Business, any existing or prospective client, or customer of the Company who I serviced, or otherwise developed a relationship with, as a result of my employment with the Company, nor will I attempt to divert or take away from the Company the business of any such client or customer;
4. Injunctive Remedies. I acknowledge and agree that the restrictions contained in this Agreement are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of any of the restrictions will result in immediate and irreparable injury to the Company for which monetary damages will not be an adequate remedy. I further acknowledge and agree that if any such restriction is violated, the Company will be entitled to immediate relief enjoining such violation (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising from such violation) in any court having jurisdiction over such claim, without the necessity of showing any actual damage or posting any bond or furnishing any other security, and that the specific enforcement of the provisions of this Agreement will not diminish my ability to earn a livelihood or create or impose upon me any undue hardship. I also agree that any request for such relief by the Company shall be in addition to, and without prejudice to, any claim for monetary damages that the Company may elect to assert.
5. Severability Provision. I acknowledge and agree that the restrictions imposed upon me by the terms, conditions, and provisions of this Agreement are fair, reasonable, and reasonably required for the protection of the Company. In the event that any part of this Agreement is deemed invalid, illegal, or unenforceable, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect. In the event that the provisions of any of Sections 1, 2, or 3 of this Agreement relating to the geographic area of restriction, the length of restriction or the scope of restriction shall be deemed to exceed the maximum area, length or scope that a court of competent jurisdiction would deem enforceable, said area, length or scope shall, for purposes of this Agreement, be deemed to be the maximum area, length of time or scope that such court would deem valid and enforceable, and that such court has the authority under this Agreement to rewrite (or “blue-pencil”) the restriction(s) at-issue to achieve this intent.
6. Non-Waiver. Any waiver by the Company of my breach of any term, condition, or provision of this Agreement shall not operate or be construed as a waiver of the Company’s rights upon any subsequent breach.
7. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, I HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF, UNDER, IN CONNECTION WITH, OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS INCLUDES, WITHOUT LIMITATION, ANY LITIGATION CONCERNING ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT

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(WHETHER VERBAL OR WRITTEN), OR ACTION OF THE COMPANY OR ME, OR ANY EXERCISE BY THE COMPANY OR ME OF OUR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ISSUE AND ACCEPT THIS AGREEMENT.

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